                                                               Exhibit (d)(1)(i)

(ING FUNDS LOGO)

December 7, 2005

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Amended and Restated Investment Management Agreement dated February 1, 2005, between ING Mutual Funds and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Diversified International Fund, ING Emerging Markets Fixed Income Fund, ING Greater China Fund, ING Index Plus International Equity Fund and ING International Capital Appreciation Fund, five newly established series of ING Mutual Funds (the "Funds"), effective December 7, 2005, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual investment management fee indicated for the Funds, is attached hereto.

     AMENDED SCHEDULE A has also been updated to reflect the name change from ING International SmallCap Growth Fund to ING International SmallCap Fund.

     Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Funds.

                                        Very sincerely,


                                        /s/ Robert S. Naka
                                        ----------------------------------------
                                        Robert S. Naka
                                        Senior Vice President
                                        ING Mutual Funds


ACCEPTED AND AGREED TO:
ING Investments, LLC


By: /s/ Todd Modic
    ---------------------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.   Tel: 480-477-3000                ING Mutual Funds
Scottsdale, AZ 85258-2034      Fax: 480-477-2700
                               www.ingfunds.com

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

              AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT
                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                              ING INVESTMENTS, LLC

SERIES                                               ANNUAL INVESTMENT MANAGEMENT FEE
------                                        ---------------------------------------------
                                              (as a percentage of average daily net assets)
ING Diversified International Fund                                0.00%

ING Emerging Countries Fund                                       1.25%

ING Emerging Markets Fixed Income Fund          0.65% on the first $250 million of assets
                                                0.60% on the next $250 million of assets
                                                0.55% on assets in excess of $500 million

ING Global Real Estate Fund                     1.00% of the first $250 million of assets
                                                0.90% of the next $250 million of assets
                                                0.80% of assets in excess of $500 million

ING Global Value Choice Fund                    1.00% of the first $250 million of assets
                                                0.90% of the next $250 million of assets
                                                0.80% of the next $500 million of assets
                                                0.75% of assets in excess of $1 billion

ING Greater China Fund                          1.15% on the first $100 million of assets
                                                1.05% on the next $150 million of assets
                                                0.95% on assets in excess of $250 million

ING Index Plus International Equity Fund                          0.55%

ING International Capital Appreciation Fund     0.85% on the first $500 million of assets
                                                0.80% on the next $500 million of assets
                                                0.75% on assets in excess of $1 billion


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

SERIES                                               ANNUAL INVESTMENT MANAGEMENT FEE
------                                        ---------------------------------------------
                                              (as a percentage of average daily net assets)
ING International SmallCap Fund                 1.00% of the first $500 million of assets
                                                0.90% of the next $500 million of assets
                                                0.85% of assets in excess of $1 billion

ING International Value Choice Fund                               1.00%


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